UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.3

Date of Report:
(Date of earliest event reported)
June 4, 2019

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Rent-A-Center, Inc. (the “Company”) was held on June 4, 2019. At the meeting, the Company’s stockholders voted on three matters: (1) election of two Class I Directors, (2) ratification of the Audit Committee’s appointment of KPMG LLP, registered independent accountants, as the Company’s independent auditors for the fiscal year ended December 31, 2019, and (3) the approval, on a non-binding basis, of an advisory resolution on executive compensation. The final voting results for each proposal are set forth below.
Proposal One: Having received more than a majority of votes cast at the meeting, each of the individuals named below was elected to a three-year term as a Class III Director:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Harold Lewis	40,530,174	393,299	56,277	4,326,145
Carol A. McFate	40,615,369	309,864	54,518	4,326,144
The following directors’ terms of office continued after the Annual Meeting of Stockholders:
Jeffery J. Brown
Mitchell E. Fadel
Michael J. Gade
Christopher B. Hetrick
Proposal Two: The selection of KPMG LLP, registered independent accountants, as the Company’s independent auditors for the fiscal year ended December 31, 2019, was ratified with voting on the proposal as follows:

Votes For	Votes Against	Abstentions
44,590,434	639,044	76,417
Proposal Three: The approval, on a non-binding basis, of the advisory resolution on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,387,587	507,315	84,848	4,326,145

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	June 6, 2019	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President - Assistant General Counsel and Secretary